SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 29, 2002

                        Pharmaceutical Formulations, Inc.
               (Exact Name of Registrant as Specified in Charter)


           Delaware                    0-11274                22-2367644
  (State or Other Jurisdiction       (Commission            (IRS Employer
        of Incorporation)            File Number)         Identification No.)

                 460 Plainfield Avenue, Edison, New Jersey 08818
          (Address of Principal Executive Offices, including Zip Code)

        Registrant's telephone number, including area code: 732-985-7100

                                      N.A.
          (Former Name or Former Address, if Changed Since Last Report)

Item 9.  Regulation FD Disclosure

     On May 29, 2002, the Company issued a press release regarding its outstanding debentures, which read as follows:

     PHARMACEUTICAL FORMULATIONS, INC. ANNOUNCES OFFER TO EXTEND PAYMENT TERMS ON DEBENTURES

     EDISON, NJ, May 29, 2002 -- PHARMACEUTICAL FORMULATIONS, INC. ("PFI" or the "Company") announced today that it has made an offer to holders of its 8% and 8.25% convertible subordinated debentures to extend the payment terms on those bonds, which are due to mature on June 15, 2002. The current outstanding balances are $5,061,000 on the 8% debentures and $528,000 on the 8.25% debentures.

     The offer extends the payment date to June 15, 2003 at the current interest rate of 8% or 8.25%, depending on which bonds are held. In exchange for the bond holders' signed agreement to extend the maturity date on the bonds, they will receive a one-time up-front fee of $50 per $1,000 of bond principal held by them, paid directly to them after the Company receives their agreement to extend the maturity. Also, the privilege to convert the bonds into common stock of PFI will be adjusted from the current $48.00 per share on the 8% Debentures to $.34 and from the current $0.39 per share on the 8.25% Debentures to $.34 for those who accept the offer.

     On May 24, 2002, a letter was sent to all registered debenture holders describing the offer in further detail and informing them that acceptance of the offer must be received by the end of business on June 15, 2002 to be effective.

     To date, the Company has been advised by the holders of approximately $1,300,000 in principal amount of Debentures that they currently intend to accept this offer.

     PFI has called a special meeting of its debenture holders for Thursday, June 6, 2002 at 2 p.m. local time at the Company's offices at 460 Plainfield Ave, Edison, N.J., to further discuss the offer and answer any questions.

     ICC Industries Inc., the holder of approximately 74.5 million shares (approximately 87%) of the common stock of PFI, is a major international manufacturer and marketer of chemical, plastic and pharmaceutical products with 2001 sales in excess of $1.6 billion.

     This press release may contain forward-looking information and should be read in conjunction with the Company's Form 10-K and quarterly and periodic reports on Forms 10-Q and 8-K as filed with the Securities and Exchange Commission.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 PHARMACEUTICAL FORMULATIONS, INC.


                                 By:  /s/ Walter Kreil
                                      Name:  Walter Kreil
                                      Title:  Vice President and Chief Financial
                                              Officer

Dated:  May 29, 2002